Exhibit 99.1

Ouster Reports 40% Year over Year Revenue Growth Driven by Automation in Industrial and Robotics Sectors

$10.3 million in revenue with 27% gross margins in Q2 2022

Revises FY 2022 revenue guidance to $40 to 55 million

SAN FRANCISCO, CA – August 4, 2022 – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading provider of high-resolution digital lidar sensors for the automotive, industrial, robotics, and smart infrastructure industries, announced financial results for the three months ended June 30, 2022.

Second Quarter 2022 Financial Highlights

•	$10.3 million in revenue, up 40% year over year.

•	27% gross margins, compared to 26% in the second quarter of 2021.

•	Shipped 2,020 sensors in the second quarter, up 38% year over year.

•	Increased the number of Strategic Customer Agreements to 80, up from 72 in the prior quarter, collectively representing approximately $575 million in contracted revenue opportunity through 2026.[1]

•	Net loss decreased to $28 million, compared to $32 million in the second quarter of 2021.

•	Adjusted EBITDA loss[2] increased to $23 million, compared to $14 million in the second quarter of 2021.

Ouster achieved its second highest revenue quarter, driven primarily by growth in the industrial and robotics verticals, predominantly from customers utilizing digital lidar for warehouse and port automation, off-highway mining and agriculture vehicles, construction robots, and drones for mapping and volumetric measurement. Sizeable orders in the automotive vertical, specifically for autonomous trucks, buses, and shuttles also meaningfully contributed to revenue in the second quarter followed by revenues from smart infrastructure deployments around the world. The Company delivered gross margins of 27%, down slightly from the first quarter of 2022 due to continued supply chain headwinds and efforts to avoid production and shipping delays.

Business Updates

Continued Customer Traction: In the second quarter, Ouster sold sensors to approximately 90 new customers3, and converted another 8 customers to multi-year SCAs with binding commitments, further expanding its contracted revenue opportunity to approximately $575 million through 2026.

[1]

“Strategic Customer Agreements” or “SCAs” establish a multi-year purchase and supply framework for Ouster and the customer, and include details about customer programs and applications where the customer intends to use Ouster products. SCAs also include multi-year non-binding customer forecasts (typically of three to five years in length) giving Ouster visibility to the customer’s long-term purchasing requirements, mutually agreed upon pricing over the duration of the agreement, and in certain cases include multi-year binding purchase commitments. “Contracted revenue opportunity” represents the sum of both binding purchase commitments and non-binding forecasts. No assurances can be given that non-binding forecasts will mature into binding purchase commitments, or that any contracted revenue opportunity will result in revenue. No additional revenue opportunity beyond the customer’s actual forecast has been imputed.

[2]

Adjusted EBITDA loss is a non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and a reconciliation to Net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP.

[3]	“Customer” is defined as having purchased a sensor within the past twelve months ended June 30, 2022.

Progressed Automotive Traction: Ouster Automotive continued to expand its traction with OEMs, Tier 1s, and AV companies, driven by strong demand for its solid-state Digital Flash (DF) A-sample sensors, which started shipping in the first month of the second quarter.

Strengthened Financial Position: Ouster continued to bolster its financial position through balance sheet initiatives, including a previously announced term loan facility of up to $50 million. In the second quarter, the Company drew $20 million on the term loan facility and raised approximately $15 million from sales of common stock through an at-the-market offering. Combined with initiatives to optimize spend and accelerate growth, the Company believes these actions will strengthen the business and provide the flexibility and liquidity to execute on its business plan.

“Ouster continues to capture share in a rapidly evolving market, increasing revenue by 40% over the second quarter of 2021,” said Ouster CEO Angus Pacala. “Our ability to deliver performant and cost-efficient products to customers on-time is a key differentiator. Our diversified strategy ensures that we are well-positioned to leverage automation trends across the industrialized economy, as more companies take steps to increase productivity, improve safety, and address ongoing labor shortages across their supply chains. The positive momentum we’re seeing from automakers following the release of our DF A-sample, coupled with upcoming product releases planned for later this year, position us to capture additional market share and continue to outpace the competition.”

2022 Outlook

Ouster revised its FY 2022 revenue guidance to $40 million to $55 million and reaffirmed its gross margin target of 25% to 30%.

While the fundamentals of Ouster’s business remain unchanged, ongoing macroeconomic pressures are impacting customer ramp timelines, resulting in a significant number of large deals being delayed or staggered over a longer period of time than previously anticipated.

“Ouster’s differentiated technology, backed by a leading cost structure and our multi-market approach, positions us to continue to win head-to-head commercial opportunities and gain market share across our four market verticals,” said Ouster CFO Anna Brunelle. “By revising our revenue guidance for this year and taking prudent financial measures to ensure access to capital in the current environment, we are better positioned to navigate headwinds, while simultaneously scaling the business to achieve industry-leading growth.”

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5 p.m. EST today, August 4, 2022, to discuss its financial results and business outlook. To access the call, please register at https://conferencingportals.com/event/xojjoxlp.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast and related presentation materials will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com. A telephonic replay of the conference call will be available through August 18, 2022. To access the replay, please dial (800) 770-2030 from the U.S. or (647) 362-9199 from outside the U.S. and enter the conference ID number: 93428.

About Ouster

Ouster (NYSE: OUST) is building a safer and more sustainable future through its high-resolution digital lidar sensors for the automotive, industrial, smart infrastructure, and robotics industries. Ouster’s sensors offer an excellent combination of price and performance with the flexibility to span hundreds of use-cases and enable revolutionary autonomy across industries. With a global team and high-volume manufacturing, Ouster supports over 600 customers in over 50 countries. Ouster is headquartered in San Francisco, CA with offices in the Americas, Europe, Asia-Pacific, and the Middle East. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Ouster’s technological advancements, market opportunities, market growth expectations, potential pipeline of customers, strategic partnerships and outlook, its ability to meet its revenue goals and guidance, its strategy, and market positioning, effects of its near term bottom-up analysis and cost structure, sales pipeline, bookings and commercial expansion plans, anticipated product releases, and ability to drive near and long term revenue growth. Forward-looking statements give Ouster’s current expectations and projections relating to its financial condition, competitive position, financial position, future results of operations, plans, objectives, future orders whether binding or non-binding, and business. You may identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim”, “anticipate”, “estimate”, “expect”, “project”, “plan”, “forecast”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely”, “guidance”, “continue”, “could”, “would”, “potentially”, “preliminary” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including but not limited to Ouster’s limited operating history and history of losses; the negotiating power and product standards of its customers; fluctuations in its operating results; supply chain constraints and challenges; cancellation or postponement of contracts or unsuccessful implementations; the adoption of its products and the growth of the lidar market generally; its ability to grow its sales and marketing organization; substantial research and development costs needed to develop and commercialize new products; the competitive environment in which it operates; selection of its products for inclusion in target markets; its future capital needs and ability to secure additional capital on favorable terms or at all; its ability to use tax attributes; its dependence on key third party suppliers, in particular Benchmark Electronics, Inc., and manufacturers; its ability to maintain inventory and the risk of inventory write-downs; inaccurate forecasts of market growth; its ability to manage growth; the creditworthiness of its customers; risks related to acquisitions; risks related to international operations; risks of product delivery problems or defects; costs associated with product warranties; its ability to maintain competitive average selling prices or high sales volumes or reduce product costs; conditions in its customers’ industries; its ability to recruit and retain key personnel; its use of professional employer organizations; its ability to adequately protect and enforce its intellectual property rights; its ability to effectively respond to evolving regulations and standards; risks related to operating as a public company; risks related to the COVID-19 pandemic; risks related to certain of its warrants being accounted for as liabilities; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as any such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”), and in other reports the Company files with or furnishes to the SEC. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as required by law, even if subsequent events cause its views to change.

The financials herein are unaudited and subject to the finalization of year-end audit procedures. In additional see information below concerning non-GAAP financial measures:

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measure of Adjusted EBITDA is useful in evaluating its operating performance. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, provision for income tax expense, depreciation and amortization and other non-recurring expenses. Ouster believes that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

Sarah Ewing

investors@ouster.io

For Media

Heather Shapiro

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$159,707	$182,644
Restricted cash, current	977	977
Accounts receivable, net	9,382	10,723
Inventory	17,181	7,448
Prepaid expenses and other current assets	7,539	5,566

Total current assets	194,786	207,358
Property and equipment, net	8,393	10,054
Operating lease, right-of-use assets	14,369	15,156
Goodwill	51,151	51,076
Intangible assets, net	20,408	22,652
Restricted cash, non-current	1,088	1,035
Other non-current assets	355	371

Total assets	$290,550	$307,702

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$5,825	$4,863
Accrued and other current liabilities	14,520	14,173
Operating lease liability, current portion	3,067	3,067

Total current liabilities	23,412	22,103
Operating lease liability, long-term portion	15,191	16,208
Warrant Liabilities	492	7,626
Debt	19,119	—
Other non-current liabilities	1,365	1,065

Total liabilities	59,579	47,002

Commitments and contingencies Redeemable convertible preferred stock	—	—

Stockholders’ equity (deficit):
Common stock	18	17
Additional paid-in capital	594,800	564,045
Accumulated deficit	(363,753)	(303,356)
Accumulated other comprehensive loss	(94)	(6)

Total stockholders’ equity	230,971	260,700

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$290,550	$307,702

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Product revenue	$10,329	$7,360	$18,887	$13,971
Cost of product	7,547	5,465	13,514	10,333

Gross (loss) profit	2,782	1,895	5,373	3,638
Operating expenses:
Research and development	15,893	6,474	31,799	11,186
Sales and marketing	7,563	4,614	14,653	8,040
General and administrative	12,515	12,197	26,298	22,104

Total operating expenses	35,971	23,285	72,750	41,330

Loss from operations	(33,189)	(21,390)	(67,377)	(37,692)
Other (expense) income:
Interest income	344	139	498	140
Interest expense	(444)	—	(444)	(504)
Other income (expense), net	5,326	(10,760)	7,010	(14,912)

Total other expense, net	5,226	(10,621)	7,064	(15,276)

Loss before income taxes	(27,963)	(32,011)	(60,313)	(52,968)
Provision for income tax expense	37	—	84	—

Net loss	$(28,000)	$(32,011)	$(60,397)	$(52,968)

Other comprehensive loss
Foreign currency translation adjustments	$(76)	$—	$(88)	$—

Total comprehensive loss	$(28,076)	$(32,011)	$(60,485)	$(52,968)

Net loss per common share, basic and diluted	$(0.16)	$(0.21)	$(0.35)	$(0.50)
Weighted-average shares used to compute basic and diluted net loss per share	175,057,360	155,923,689	172,965,833	106,070,590

OUSTER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six months ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(60,397)	$(52,968)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,739	2,254
Stock-based compensation	16,869	11,410
Change in right-of-use asset	1,358	1,047
Interest expense	402	36
Amortization of debt issuance costs and debt discount	42	250
Change in fair value of warrant liabilities	(7,134)	14,898
Inventory write down	447	144
Gain from disposal of property and equipment	(100)	—
Changes in operating assets and liabilities:
Accounts receivable	1,341	(2,344)
Inventory	(10,180)	(48)
Prepaid expenses and other assets	(1,957)	(37)
Accounts payable	1,094	(3,317)
Accrued and other liabilities	(329)	1,692
Operating lease liability	(1,588)	(1,363)

Net cash used in operating activities	(55,393)	(28,346)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property & equipment	275	—
Purchases of property and equipment	(1,277)	(659)

Net cash used in investing activities	(1,002)	(659)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the merger and private offering	—	291,454
Payment of offering costs	—	(27,124)
Repayment of debt	—	(7,000)
Proceeds from issuance of promissory notes to related parties	—	5,000
Repayment of promissory notes to related parties	—	(5,000)
Repurchase of common stock	(43)	(43)
Proceeds from exercise of stock options	252	504
Proceeds from borrowings, net of debt discount and issuance costs	19,077	—
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	14,568	—
At-the-market offering costs for the issuance of common stock	(196)	—
Taxes paid related to net share settlement of restricted stock awards	(59)	—

Net cash provided by financing activities	33,599	257,791

Effect of exchange rates on cash and cash equivalents	(88)	—

Net increase (decrease) in cash, cash equivalents and restricted cash	(22,884)	228,786
Cash, cash equivalents and restricted cash at beginning of period	184,656	12,642

Cash, cash equivalents and restricted cash at end of period	$161,772	$241,428

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net loss	$(28,000)	$(32,011)	$(60,397)	$(52,968)
Interest expense (income), net	100	(139)	(54)	364
Other expense (income), net	(5,326)	10,760	(7,010)	14,912
Stock-based compensation(1)	8,119	6,154	16,869	11,410
Provision for income tax expense	37	—	84	—

Non-GAAP operating loss	(25,070)	(15,236)	(50,508)	(26,282)
Depreciation and amortization expense(2)	2,354	1,160	4,739	2,254

Adjusted EBITDA	$(22,716)	$(14,076)	$(45,769)	$(24,028)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$146	$133	$365	$251
Research and development	3,806	1,321	7,566	2,242
Sales and marketing	1,839	719	3,362	985
General and administrative	2,328	3,981	5,576	7,932

Total stock-based compensation	$8,119	$6,154	$16,869	$11,410

(2)	Includes depreciation and amortization expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$309	$275	$593	$678
Research and development	823	231	1,710	350
Sales and marketing	75	—	150	—
General and administrative	1,146	654	2,286	1,226

Total depreciation and amortization expense	$2,354	$1,160	$4,739	$2,254

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